Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present financial information to reflect the transaction completed pursuant to the agreement (“Contribution Agreement”) between Plymouth Industrial REIT, Inc. (“Plymouth” or the “Company”) and Isosceles JV Investments, LLC, an affiliate of Sixth Street Partners, LLC (“Sixth Street”) with respect to the contribution of Plymouth’s Chicago portfolio properties asset group (“Chicago Portfolio”) to Isosceles JV, LLC (the “Venture”). In exchange for the Chicago Portfolio, Plymouth received total gross consideration of $357.9 million and the transaction was completed on November 13, 2024 (the “Disposal”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information has been prepared on the basis set forth in the notes below and has been adjusted to illustrate the estimated effects of the following (collectively the “Disposal and related transactions”):

•	Removal of Chicago portfolio property assets, liabilities and historical operating results;
•	Recognition of the fair market value of the equity method investment in Isosceles JV, LLC and related earnings or losses from the equity method investment;
•	Cash received by Plymouth as part of the net consideration received from its contribution of the Chicago Portfolio to the Venture;
•	Transfer of Plymouth’s Transamerica Loan (synonymously the Aegon mortgage) to the Venture;
•	Recognition of the gain on sale, net of transaction costs related to the Disposal, including legal and accounting fees that were incurred and estimated subsequent to September 30, 2024; and
•	Repayment of $10.5 million for the Midland National Life Insurance Mortgage related to the Gugenheim S. Batavia property (an associated property in the Chicago Portfolio)

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 and for the nine months ended September 30, 2024 give effect to the Disposal and related transactions as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Disposal and related transactions as if they had occurred on September 30, 2024. All pro forma financial statements presented give effect to the elimination of the net assets and historical financial results of the Chicago Portfolio due to the Disposal, as well as other pro forma adjustments. These adjustments also reflect the impact of substantive profit-sharing arrangements with Sixth Street entered into at the time of the Disposal as part of the Limited Liability Company Agreement of the Venture, which will have a continuing impact on Plymouth’s results, as described further below.

The following unaudited pro forma condensed combined financial statements and their accompanying notes should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2023 and the unaudited consolidated financial statements for the nine months ended September 30, 2024, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Plymouth’s Annual Report on Form 10-K for the year ended December 31, 2023 and Plymouth’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, respectively.

The information in the “Pro Forma Adjustments” columns in the unaudited pro forma condensed combined financial statements reflects transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

The unaudited pro forma condensed combined financial statements have not been adjusted to reflect Plymouth’s potential synergies or dis-synergies that could result from the Disposal and, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”), do not reflect any separation expenses that the Company expects to incur after the Disposal.

PLYMOUTH INDUSTRIAL REIT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

	Plymouth Industrial REIT, Inc. Historical		Transaction Accounting Adjustments (Note 3)
	As of September 30, 2024		Removal of the Disposal group		Other Transaction Accounting Adjustments		Plymouth Industrial REIT, Inc. Pro Forma
Assets
Real estate properties	$1,393,892	$			$-		$1,393,892
Less: accumulated depreciation	(246,652)				-		(246,652)
Real estate properties, net	1,147,240		-		-		1,147,240

Real estate assets held for sale, net	199,548		(199,548)	A	-		-
Cash	21,383		-		210,475	C	221,352
	-		-		(10,506)	D	-
Cash held in escrow	4,780		-		(2,771)	G	2,009
Restricted cash	7,393		-		18,000	C	25,393
Deferred lease intangibles, net	44,458		-		-		44,458
Other assets	49,256				(4,509)	E	40,851
	-		-		(3,896)	G	-
Investments in unconsolidated joint venture	-		-		65,409	E	65,409
Interest rate swaps	13,237		-		-		13,237
Forward Series C Preferred Stock contract	9,116		-		-		9,116
Total assets	1,496,411		(199,548)		272,202		1,569,065

Liabilities and Equity
Liabilities:
Secured debt, net	176,717		-		-		176,717
Unsecured debt, net	448,465		-		-		448,465
Borrowings under line of credit	196,400		-		-		196,400
Accounts payable, accrued expenses and other liabilities	83,397		-		18,000	C	90,930
					(10,467)	B	-
Real estate liabilities held for sale, net	67,982		(57,476)	B	(10,506)	D	-
Warrant liability	73,335		-		-		73,335
Deferred lease intangibles, net	5,095		-		-		5,095
Financing lease liability	2,290		-		-		2,290
Interest rate swaps	1,085		-		-		1,085
Total liabilities	1,054,766		(57,476)		(2,973)		994,317

Redeemable non-controlling interest - Series C Preferred Units, 500,000 units authorized, (aggregate liquidation preference of $82,229 and $0 at September 30, 2024 and December 31, 2023, respectively)	426		-		-		426

Equity:
Common stock, $0.01 par value: 900,000,000 shares authorized; 45,390,436 and 45,250,184 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	454				-		454
Additional paid in capital	614,716				-		614,716
Accumulated deficit	(190,675)				133,103	F	(57,572)
Accumulated other comprehensive income	11,969				-		11,969
Total stockholders' equity	436,464		-		133,103		569,567
Non-controlling interest	4,755				-		4,755
Total equity	441,219		-		133,103		574,322
Total liabilities, redeemable non-controlling interest and equity	$1,496,411		$(57,476)		$130,130		$1,569,065

The accompanying notes are an integral part of the pro forma condensed combined financial statements.

PLYMOUTH INDUSTRIAL REIT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Plymouth Industrial REIT, Inc. Historical	Transactional Accounting Adjustments (Note 4)
	Nine Months Ended September 30, 2024	Removal of the Disposal group		Other Transaction Accounting Adjustments		Plymouth Industrial REIT, Inc. Pro Forma
Rental revenue	$150,271	$(26,941)	A	$-		$123,330
Management fee revenue - related parties	-	-		269	E	269
Management fee revenue and other income	514	-		-		514
Total revenues	150,785	(26,941)		269		124,113

Operating expenses:
Property	47,585	(10,240)	A	-		37,345
Depreciation and amortization	64,725	(9,099)	A	-		55,626
General and administrative	10,826	-		-		10,826
Total operating expenses	123,136	(19,339)		-		103,797

Other income (expense):
Interest expense	(29,368)	1,986	A	278	B	(27,104)
Earnings (loss) in investment of unconsolidated joint venture	-	-		(16,637)	C	(16,637)
Gain on sale of real estate	8,645	-		-		8,645
Loss on financing transaction	(14,657)	-		-		(14,657)
Total other income (expense)	(35,380)	1,986		(16,359)		(49,753)

Net income (loss)	(7,731)	(5,616)		(16,090)		(29,437)
Less: Net income (loss) attributable to non-controlling interest	(88)	-		-		(88)
Less: Net income (loss) attributable to to redeemable non-controlling	426	-		-		426
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	(8,069)	(5,616)		(16,090)		(29,775)
Less: Amount allocated to participating securities	277	-		-		277
Net income (loss) attributable to common stockholders	$(8,346)	$(5,616)		$(16,090)		$(30,052)
Net income (loss) per share attributable to common stockholders — basic	$(0.19)					$(0.67)
Net income (loss) per share attributable to common stockholders — diluted	$(0.19)					$(0.67)

Weighted-average common shares outstanding — basic	44,979,140					44,979,140
Weighted-average common shares outstanding — diluted	44,979,140					44,979,140

The accompanying notes are an integral part of the pro forma condensed combined financial statements.

PLYMOUTH INDUSTRIAL REIT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Plymouth Industrial REIT, Inc. Historical	Transactional Accounting Adjustments (Note 4)
	Year Ended December 31, 2023	Removal of the Disposal group		Other Transaction Accounting Adjustments		Plymouth Industrial REIT, Inc. Pro Forma
Rental revenue	$199,760	$(38,841)	A	$-		$160,919
Management fee revenue - related parties	-	-		388	E	388
Management fee revenue and other income	88	-		-		88
Total revenues	199,848	(38,841)		388		161,396
						-
Operating expenses:						-
Property	62,542	(16,377)	A	-		46,165
Depreciation and amortization	92,891	(15,132)	A	-		77,759
General and administrative	14,904	-		-		14,904
Total operating expenses	170,337	(31,509)		-		138,828
						-
Other income (expense):						-
Interest expense	(38,278)	2,931	A	376	B	(34,971)
Earnings (loss) in investment of unconsolidated joint venture	-	-		(24,223)	C	(24,223)
Loss on extinguishment of debt	(72)	-		-		(72)
Gain on sale of real estate	22,646	-		133,103	D	155,749
(Appreciation) depreciation of warrants	-	-		-		-
Total other income (expense)	(15,704)	2,931		109,256		96,483

Net income (loss)	13,807	(4,401)		109,644		119,050
Less: Net income (loss) attributable to non-controlling interest	147	-		-		147
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	13,660	(4,401)		109,644		118,903
Less: Preferred Stock dividends	2,509	-		-		2,509
Less: Series B Preferred Stock accretion to redemption value	-	-		-		-
Less: Loss on extinguishment/redemption of Series A Preferred Stock	2,023	-		-		2,023
Less: Amount allocated to participating securities	337	-		-		337
Net income (loss) attributable to common stockholders	$8,791	$(4,401)		$109,644		$114,034
Net income (loss) per share attributable to common stockholders — basic	$0.20					$2.62
Net income (loss) per share attributable to common stockholders — diluted	$0.20					$2.61

Weighted-average common shares outstanding — basic	43,554,504					43,554,504
Weighted-average common shares outstanding — diluted	43,631,693					43,631,693

The accompanying notes are an integral part of the pro forma condensed combined financial statements.

PLYMOUTH INDUSTRIAL REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)_Description of the Transaction

On November 13, 2024, Plymouth completed the contribution to the Venture. The Venture is a strategic partnership that utilizes Plymouth’s real estate expertise and Sixth Street is a strategic partner. In exchange for contributing the Plymouth’s 34 wholly owned properties in the Chicago metro (the “Chicago Portfolio”) to the Venture, Plymouth received the following estimated consideration totaling $357.9 million, calculated as follows:

Description	Amount (in millions)
Estimated cash consideration	$232.4
Liabilities assumed by Venture	64.6
Fair value of equity method investment in the Venture[1]	60.9
Total estimated consideration received	$357.9

1	The fair value of the equity method investment was preliminarily estimated based on Plymouth’s proportionate share of the Venture, which the total Venture was valued at $174.0 million based on the fair value of the underlying real estate properties and in-place leases.

As part of the Disposal, Plymouth transferred net assets with a carrying value of $202.9 million to the Venture. Additionally, Plymouth repaid $10.5 million associated with its Midland National Life Insurance Mortgage as a condition of closing, and this note payable was not transferred to the Venture.

The Company calculated the gain on Disposal as follows:

Description	Amount (in millions)
Total consideration received	$357.9
Less: Carrying amount of net assets derecognized	202.9
Less: CAPEX reserve	18.0
Less: Estimated transaction costs	3.9
Gain recognized upon disposition	$133.1

The pro forma net gain on disposition of real estate is based on Plymouth’s historical balance sheet information as of September 30, 2024 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Disposal and finalization of the Company’s financial closing procedures and may differ from the actual net gain on disposition of real estate that the Company recognizes. The estimated pro forma net gain on the sale of real estate presented above is reflected in the accumulated deficit line item of the unaudited pro forma condensed combined balance sheet as if the Disposal was consummated as of September 30, 2024, and on the unaudited pro forma condensed combined statements of operations as if the Disposal was consummated on January 1, 2023.

In determining Plymouth’s income from the Company’s minority interest in the Venture, the Hypothetical Liquidation at Book Value (“HLBV”) method was used due to the agreement’s disproportionate waterfall approach to profit sharing between Plymouth and Sixth Street. Refer to Note 4C below for further details regarding earnings or losses attributed to Plymouth for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

(2)_Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements have been prepared in accordance with the rules and regulations of the SEC on the basis described below.

Plymouth prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The accompanying unaudited pro forma condensed combined financial statements are based on information currently available including certain assumptions which are subject to change and certain estimates which may not be realized. They are for informational purposes only and are intended to represent what Plymouth’s financial position and results of operations might have been had the Disposal occurred on the dates indicated, but not to project Plymouth’s financial position or results of operations for any future date or period.

The information in the “Plymouth Industrial REIT, Inc. Historical” columns in the accompanying unaudited pro forma condensed combined financial statements was derived from Plymouth’s audited consolidated financial statements for the year ended December 31, 2023 included in Plymouth’s Annual Report on Form 10-K for the year ended December 31, 2023 and the unaudited consolidated financial statements for the nine months ended September 30, 2024 included in Plymouth’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024. The Company classified the assets and liabilities of the Chicago Portfolio as held for sale as of September 30, 2024.

Amounts in these pro forma condensed combined financial statements are denominated in U.S. dollars.

There was no impact on the weighted-average common shares outstanding on both a basic and diluted basis as a result of the Disposal and related transactions as no equity instruments or convertible debt instruments were issued.

Plymouth has operated in a manner that allows it to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, Plymouth generally will not be subject to federal income tax on income that we distribute as dividends to its stockholders. As result, Plymouth did not have federal taxable income in the nine months ended September 30, 2024 or year ended December 31, 2023. Further, the Venture operates in the U.S. as partnerships for U.S. Federal income tax purposes and its members are liable for federal, state, and local income taxes based on their share of the LLC’s taxable income. Therefore, no tax effects were applied to the pro forma adjustments to Plymouth and the Venture described below.

(3)_Pro Forma Adjustments to the Consolidated Balance Sheet

Explanations of the adjustments to the pro forma balance sheets are as follows:

(A)	Reflects the removal of $199.5 million of assets of the Chicago Portfolio that were classified as held for as of September 30, 2024 and contributed to the Venture.

(B)	Reflects the removal of $56.4 million of mortgage liabilities and $1.1 million deferred lease intangibles related to the Chicago Portfolio that were classified as held for sale as of September 30, 2024 and $10.5 million in accounts payable, accrued expenses and other liabilities that will be assumed by the Venture.

(C)	Adjustments reflect the increase in cash received by Plymouth as part of the Disposal of $210.5 million and the $18 million CAPEX reserve held in restricted cash, net of closing costs of $3.9 million.

(D)	This adjustment reflects Plymouth’s repayment of $10.5 million related to the Midland National Life Insurance Mortgage, which was required to be repaid as a condition of closing.

(E)	This adjustment represents the initial recognition of Plymouth's 35% interest in the Venture at $60.9 million which is based on its estimated fair value, plus the reclassification of $4.5 million in transaction costs incurred in connection with Plymouth’s equity method investment and historically capitalized as other assets to the investment in unconsolidated joint venture.

(F)	This balance sheet adjustment represents the impact of the accumulated deficit related to the gain on sale of $133.1 million. Refer to Note 1 above for detailed calculations regarding the gain on sale.

(G)	This adjustment represents other assets and cash held in escrow that will be written off upon the transfer of the Chicago Portfolio to the Venture and offset against the gain on sale.

(4)_Pro Forma Adjustments to the Consolidated Statements of Operations

Explanations of the adjustments to the pro forma statements of operations are as follows:

(A)	These adjustments relate to the removal of historical income statement activity attributable to the Disposal for the nine months ended September 30, 2024, and for the fiscal year ended December 31, 2023.

(B)	This adjustment represents the removal of historical interest expense attributable to the Midland National Life Insurance Mortgage ($0.3 million for the period ended September 30, 2024 and $0.4 million for the period ended December 31, 2023, respectively). The Midland National Life Insurance Mortgage was repaid by Plymouth at closing as a condition of the Contribution Agreement.

(C)	This adjustment represents the earnings (losses) from the equity method investment in Venture in accordance with the governance agreements of the Venture. The share of the Venture’s income that Plymouth can recognize was determined using the HLBV method, which is a balance sheet approach that calculates the change in the hypothetical amount Plymouth and Sixth Street would be entitled to receive if the Venture were liquidated at book value at the end of each period, adjusted for any contributions made and distributions received during the period. The equity investments in the Venture significantly participate in its profits and losses as outlined in the distribution waterfall of the Venture’s Limited Liability Company Agreement (the “LLC Agreement”). Distributions are prioritized as follows: first, to Sixth Street for accrued interest and principal on investor loans; second, to Plymouth for accrued interest and principal on member financing loans; third, to Sixth Street until achieving a 13.5% internal rate of return (“IRR”) on their contributions; fourth, to Plymouth until achieving a 13.5% IRR on their contributions, excluding unapproved actions; and finally, 70% of remaining distributions go to Plymouth and 30% to Sixth Street.

Under the HLBV method, earnings and losses attributed to Plymouth for each period are calculated based on the difference between the amount Plymouth would receive in liquidation at the beginning and end of each period presented, adjusted for any distributions or contributions and basis differences between the initial fair value of the investment in the Venture and Plymouth’s claim on the net assets of the Venture. Plymouth’s initial claim on the net assets of $174.0 million of the Venture was determined to be $60.9 million based on the terms of the LLC Agreement.

For purposes of these unaudited pro forma financial statements, the Company has assumed no distributions or contributions were made from or to the Venture during the year ended December 31, 2023 and nine months ended September 30, 2024. The net change in the net assets of the Venture was estimated as follows:

	Year Ended 12/31/2023	9 months ended 9/30/2024
Plymouth claim on net assets – beginning of period	$60.9	$36.7
Plymouth claim on net assets – end of period	36.7	20.1
Estimated net change in claim on net assets	$(24.2)	$(16.6)

The net change in Plymouth’s claim on the net assets of the Venture under the HLBV method includes the estimated net losses of the Venture for the applicable periods. The net change in Plymouth’s claim on the net assets of the Venture for the year ended December 31, 2023 also include an adjustment of $15.2 million related to the application of Sixth Street’s liquidation preference. The net change in Plymouth’s claim on the net assets of the Venture for the nine months ended September 30, 2024 also include an adjustment of $12.8 million related to the application of Sixth Street’s liquidation preference

The estimated net losses of the Venture were determined based on the historical activity of the Chicago Portfolio, adjusted for basis differences and incremental impacts from the additional debt issued by the Venture.

The following summarizes the estimated activity of the Venture for the year ended December 31, 2023 and nine months ended September 30, 2024:
	Year Ended 12/31/2023	9 months ended 9/30/2024
Historical net activity of the Chicago Portfolio	$4.4	$5.6
Adjustment to Straight-Line Rent Revenue	3.2	2.2
Incremental amortization of below-market leases	1.7	1.3
Incremental depreciation and amortization expense(a)	(8.5)	(5.6)
Incremental interest expense(b)	(9.4)	(7.0)
Sponsor fees - related party (see Note E)	(0.4)	(0.3)
Estimated net losses	$(9.0)	$(3.8)

(a)	The incremental depreciation and amortization expense as a result of the fair value determination of the Chicago Portfolio buildings, site improvements, and leasehold improvements.
(b)	The incremental interest expense related to the Transamerica Loan Mortgage assumed by the Venture at a 4.35% interest rate, the incremental Transamerica Loan issued in connection with the debt upsizing of $30 million, and First Mortgage loans that the Venture entered into at 6.51% and 5.60%, respectively.

(D)	This adjustment relates to the gain on the sale of the Chicago Portfolio as calculated in Note 1 above.

(E)	This adjustment reflects the asset management fee Plymouth is entitled to receive pursuant to the LLC Agreement of the Venture. The Venture is required to pay to Plymouth an annual asset management fee of 1% of the Venture’s cash receipts of rental and other related income, reimbursements for various expenses, and proceeds from rental loss or business interruption insurance. The asset management fee amounts to $0.3 million and $0.4 million for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively.